Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of FirstMerit Corporation on:

Forms S-8 (Nos. 033-57557, 033-63101, 333-66129, 333-72287, 333-78953, 333-120446, 333-138624, 333-156217, 333-173628, and 333-175894)

Form S-3 (No. 333-185132)

Form S-4 (No. 333-185121)
of our report dated February 28, 2013 with respect to the consolidated financial statements of Citizens Republic Bancorp, Inc. for the year ended December 31, 2012, included in this Current Report on Form 8-K dated April 12, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Detroit, Michigan
April 12, 2013